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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): April 12, 1999




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                         SCICLONE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

   California                            0-19825                              94-3116852
   ----------                            -------                              ----------
 (State or other                   (Commission File No.)                     (IRS Employer
  jurisdiction                                                            Identification No.)
of incorporation)






901 Mariners Island Blvd.
Suite 205
San Mateo, California                                                     94404
---------------------                                                     -----
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:  (650) 358-3456


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ITEM 5.  OTHER EVENTS

        On April 12, 1999, SciClone Pharmaceuticals, Inc. sold 445,000 shares of its unregistered common stock to The Sigma-Tau Group for a purchase price of $1,000,000. This purchase price represented a premium of approximately 50% over the closing market price of SciClone's common stock at the time the sale was negotiated and a premium of approximately 30% over the closing market price of SciClone's common stock on the closing of the transaction. The Sigma Tau Group may not sell the shares until April 12, 2001. In addition, The Sigma-Tau Group was not granted any registration rights covering resale of the shares.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 26, 1998                      SCICLONE PHARMACEUTICALS, INC.



                                            By:  /s/   Shawn K. Singh
                                                --------------------------------
                                                Shawn K. Singh
                                                Senior Vice President
                                                and Secretary



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